Exhibit 99.1

Endurance International Group Reports 2020 First Quarter Results

•	GAAP revenue of $272.2 million

•	Net loss of $2.2 million

•	Adjusted EBITDA of $72.5 million

•	Cash flow from operations of $34.9 million

•	Free cash flow of $23.7 million

•	Total subscribers on platform were approximately 4.780 million at March 31, 2020

BURLINGTON, MA (April 30, 2020) — Endurance International Group Holdings, Inc. (NASDAQ: EIGI), a leading provider of cloud-based platform solutions designed to help small and medium-sized businesses succeed online, today reported financial results for its first quarter ended March 31, 2020.

“Our first quarter results reflect continued progress operationally and financially across our scale strategic platform. Our focused investment in our strategic brands has resulted in positive subscriber growth for our third consecutive quarter, adjusted for the sale of SinglePlatform,” commented Jeffrey H. Fox, president and chief executive officer of Endurance International Group. “Obviously, the COVID-19 pandemic has disrupted the global economy and it’s still too early to predict the extent of the pandemic’s effect on our business. At this time, our execution remains consistent with our 2020 growth plan, but we believe it is prudent to suspend guidance while we continue to focus on the health and safety of our employees and on delivering value to our customers in this critical time of need.”

First Quarter 2020 Financial Highlights

As previously disclosed, the Company completed the sale of SinglePlatform on December 5, 2019. For year over year comparative purposes, selected figures presented below do not adjust for the sale of SinglePlatform unless noted.

•

Revenue for the first quarter of 2020 was $272.2 million, a decrease of 1 percent compared to revenue of $273.7 million in the first quarter of 2019, excluding SinglePlatform. Revenue in the first quarter of 2019 was $280.7 million, including the contribution of approximately $7.0 million from SinglePlatform.

•	Net loss for the first quarter of 2020 was $2.2 million, or $(0.02) per diluted share, compared to net loss of $3.5 million, or $(0.02) per diluted share, for the first quarter of 2019.

•

Adjusted EBITDA for the first quarter of 2020 was $72.5 million, a decrease of 6 percent compared to first quarter 2019 adjusted EBITDA of $76.9 million, excluding SinglePlatform. Adjusted EBITDA in the first quarter of 2019 was $78.5 million, including the contribution of approximately $1.6 million from SinglePlatform.

•	Cash flow from operations for the first quarter of 2020 was $34.9 million, an increase of 132 percent compared to $15.0 million for the first quarter of 2019.

•

Free cash flow, defined as cash flow from operations less capital expenditures and financed equipment obligations, for the first quarter of 2020 was $23.7 million, an increase of 236 percent compared to $7.1 million for the first quarter of 2019.

•

Under its previously announced authorization, during the quarter the Company repurchased 7,603,620 shares for a total of $12.3 million, at an average price per share of $1.62. Year to date the Company repurchased 8,708,720 shares for a total of $14.4 million, at an average price per share of $1.66.

First Quarter 2020 Operating Highlights

•

Total subscribers on platform at March 31, 2020 were approximately 4.780 million, compared to approximately 4.783 million subscribers at March 31, 2019 and approximately 4.766 million subscribers at December 31, 2019. See “Total Subscribers” below.

•

Average revenue per subscriber, or ARPS, for the first quarter of 2020 was $19.01, compared to $19.52 for the first quarter 2019 and $19.34 for the fourth quarter of 2019. See “Average Revenue Per Subscriber” below.

Update on Outlook

Given the uncertainty regarding the COVID-19 pandemic and the related economic impact, the Company is suspending the guidance previously issued on February 6, 2020.

Conference Call and Webcast Information

Endurance International Group’s first quarter 2020 financial results teleconference and webcast is scheduled to begin at 8:00 a.m. EDT on Thursday, April 30, 2020. To participate on the live call, analysts and investors should dial (888) 734-0328 at least ten minutes prior to the call. Endurance International Group will also offer a live and archived webcast of the conference call, accessible from the Investor Relations section of the Company’s website at http://ir.endurance.com.

Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, we use adjusted EBITDA and free cash flow, which are non-GAAP financial measures, to evaluate the operating and financial performance of our business, identify trends affecting our business, develop projections and make strategic business decisions. In this press release, we are also presenting the following additional non-GAAP financial measures for the first quarter of 2019: revenue—excluding SinglePlatform and adjusted

EBITDA - excluding SinglePlatform. A non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flow that excludes amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP or includes amounts that are excluded from the most directly comparable measure calculated and presented in accordance with GAAP.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and exclude expenses that may have a material impact on our reported financial results. For example, adjusted EBITDA excludes interest expense, which has been and will continue to be for the foreseeable future a significant recurring expense in our business. The presentation of non-GAAP financial information is not meant to be considered in isolation from, or as a substitute for, the most directly comparable financial measures prepared in accordance with GAAP. We urge you to review the additional information about adjusted EBITDA and free cash flow shown below, including the reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Revenue - excluding SinglePlatform is a non-GAAP financial measure that we calculate as revenue excluding revenue contributed by our SinglePlatform business, which we sold on December 5, 2019. We believe that this measure helps investors evaluate and compare our past performance excluding the impact of a non-core business that we have sold.

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net (loss) income, excluding the impact of interest expense (net), income tax expense (benefit), depreciation, amortization of other intangible assets, stock-based compensation, restructuring expenses, transaction expenses and charges, gain on sale of business, (gain) loss of unconsolidated entities, impairment of goodwill and other longlived assets, and shareholder litigation reserve. We view adjusted EBITDA as a performance measure and believe it helps investors evaluate and compare our core operating performance from period to period.

Adjusted EBITDA - excluding SinglePlatform is a non-GAAP financial measure that we calculate as adjusted EBITDA less adjusted EBITDA contributed by our SinglePlatform business, which we sold on December 5, 2019. Adjusted EBITDA contributed by our SinglePlatform business excludes the impact of corporate costs that we had allocated to SinglePlatform, since we are continuing to incur these costs following the sale. We believe that this measure helps investors evaluate and compare our past performance excluding the impact of a non-core business that we have sold.

Free Cash Flow, or FCF, is a non-GAAP financial measure that we calculate as cash flow from operations less capital expenditures and financed equipment. We believe that FCF provides investors with an indicator of our ability to generate positive cash flows after meeting our obligations with regard to capital expenditures (including financed equipment).

Key Operating Metrics

Total Subscribers - We define total subscribers as the approximate number of subscribers that, as of the end of a period, are identified as subscribing directly to our products on a paid basis, excluding accounts that access our solutions via resellers or that purchase only domain names from us. Subscribers of more than one brand, and subscribers with more than one distinct billing relationship or subscription with us, are counted as separate subscribers. Total subscribers for a period reflects adjustments to add or subtract subscribers as we integrate acquisitions and/or are otherwise able to identify subscribers that meet, or do not meet, this definition of total subscribers. In the first quarter of 2020, these adjustments had a negligible impact on total subscriber count.

Average Revenue Per Subscriber (ARPS) - We calculate ARPS as the amount of revenue we recognize in a period, including marketing development funds and other revenue not received from subscribers, divided by the average of the number of total subscribers at the beginning of the period and at the end of the period, which we refer to as average subscribers for the period, divided by the number of months in the period. See definition of “Total Subscribers” above. ARPS does not represent an exact measure of the average amount a subscriber spends with us each month, since our calculation of ARPS is impacted by revenues generated by non-subscribers.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements about the potential impact of the COVID-19 pandemic. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, and statements identified by words such as “expects,” “believes,” “estimates,” “may,” “continue,” “positions,” “confident,” and variations of such words or words of similar meaning and the use of future dates. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that these plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: the possibility that the impact of the COVID-19 pandemic on the economy and our business will be different from or more extensive than we expect; the possibility that our planned investment initiatives will not result in the anticipated benefits to our business; the possibility that we will be unable to maintain subscriber growth; an adverse impact on our business from litigation or regulatory proceedings or commercial disputes; an adverse impact on our business from our substantial indebtedness and the cost of servicing our debt; the rate of growth of the Small and Medium Business (“SMB”) market for our solutions or the impact of COVID-19 on that market; our inability increase sales to our existing subscribers or retain our existing subscribers; system or Internet failures; our inability to maintain or improve our competitive position or market share; and other risks and uncertainties discussed in our filings with the SEC, including those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2019 filed with the SEC on February 14, 2020 and other reports we file with the SEC. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

About Endurance International Group

Endurance International Group Holdings, Inc. (NASDAQ:EIGI) helps millions of small businesses worldwide with products and technology to enhance their online web presence, email marketing, business solutions, and more. The Endurance family of brands includes: Constant Contact, Bluehost, HostGator and Domain.com, among others. Headquartered in Burlington, Massachusetts, Endurance employs approximately 3,600 people across the United States, Brazil, India and the Netherlands. For more information, visit: www.endurance.com.

Endurance International Group and the compass logo are trademarks of The Endurance International Group, Inc. Constant Contact, the Constant Contact logo and other brand names of Endurance International Group are trademarks of The Endurance International Group, Inc. or its subsidiaries.

Investor Contact:

Angela White

Endurance International Group

(781) 852-3450

ir@endurance.com

Press Contact:

Kristen Andrews

Endurance International Group

(781) 418-6716

press@endurance.com

Endurance International Group Holdings, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 31, 2019	March 31, 2020
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$111,265	$111,808
Restricted cash	1,732	1,731
Accounts receivable	10,224	10,631
Prepaid domain name registry fees	55,237	56,584
Prepaid commissions	38,435	38,421
Prepaid and refundable taxes	6,810	5,247
Prepaid expenses and other current assets	23,883	30,842

Total current assets	247,586	255,264
Property and equipment—net	85,925	92,184
Operating lease right-of-use assets	90,519	84,878
Goodwill	1,835,310	1,834,329
Other intangible assets—net	245,002	227,670
Deferred financing costs—net	1,778	1,559
Investments	15,000	15,000
Prepaid domain name registry fees, net of current portion	11,107	11,536
Prepaid commissions, net of current portion	48,780	52,050
Deferred tax asset	64	123
Other assets	3,015	3,258

Total assets	$2,584,086	$2,577,851

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,054	$14,679
Accrued expenses	64,560	66,338
Accrued taxes	251	471
Accrued interest	23,434	13,243
Deferred revenue	369,475	377,518
Operating lease liabilities—short term	21,193	20,309
Current portion of notes payable	31,606	31,606
Current portion of financed equipment	790	6,081
Deferred consideration—short term	2,201	2,225
Other current liabilities	2,165	2,588

Total current liabilities	525,729	535,058
Long-term deferred revenue	99,652	102,092
Operating lease liabilities—long term	78,151	73,340
Notes payable—long term, net of original issue discounts of $16,859 and $15,640 and deferred financing costs of $25,690 and $23,962, respectively	1,649,867	1,641,938
Financed equipment—long term	—	597
Deferred tax liability	27,097	25,799
Other liabilities	6,636	6,982

Total liabilities	2,387,132	2,385,806

Stockholders’ equity:
Preferred Stock—par value $0.0001; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock—par value $0.0001; 500,000,000 shares authorized; 146,259,868 and 147,570,072 shares issued at December 31, 2019 and March 31, 2020, respectively; 146,259,868 and 139,966,452 outstanding at December 31, 2019 and March 31, 2020, respectively	15	15
Additional paid-in capital	996,958	1,006,807
Treasury stock, at cost, 0 and 7,603,620 shares at December 31, 2019 and March 31, 2020, respectively	—	(12,329)
Accumulated other comprehensive loss	(4,088)	(4,273)
Accumulated deficit	(795,931)	(798,175)

Total stockholders’ equity	196,954	192,045

Total liabilities and stockholders’ equity	$2,584,086	$2,577,851

Endurance International Group Holdings, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2019	2020
Revenue	$280,683	$272,194
Cost of revenue	123,854	116,264

Gross profit	156,829	155,930

Operating expense:
Sales and marketing	66,588	67,191
Engineering and development	23,694	26,874
General and administrative	31,393	30,876

Total operating expense	121,675	124,941

Income from operations	35,154	30,989

Other income (expense):
Interest income	291	170
Interest expense	(37,214)	(32,734)

Total other expense—net	(36,923)	(32,564)

Loss before income taxes and equity earnings of unconsolidated entities	(1,769)	(1,575)
Income tax expense	1,719	669

Net loss	$(3,488)	$(2,244)

Comprehensive (loss) income:
Foreign currency translation adjustments	(401)	(557)
Unrealized (loss) gain on cash flow hedge, net of tax benefit (expense) of $304 and ($119) for the three months ended March 31, 2019 and 2020, respectively	(961)	372

Total comprehensive loss	$(4,850)	$(2,429)

Basic net loss per share	$(0.02)	$(0.02)

Diluted net loss per share	$(0.02)	$(0.02)

Weighted-average common shares used in computing net loss per share:

Basic	143,512,293	146,027,241

Diluted	143,512,293	146,027,241

Endurance International Group Holdings, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2019	2020
Cash flows from operating activities:
Net loss	$(3,488)	$(2,244)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	11,206	12,696
Amortization of other intangible assets	21,120	17,311
Amortization of deferred financing costs	1,733	1,853
Amortization of net present value of deferred consideration	61	24
Amortization of original issue discounts	1,087	1,184
Stock-based compensation	9,016	9,836
Deferred tax expense	(906)	(1,478)
Loss on sale of assets	26	—
Gain on early extinguishment of debt	—	(11)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(1,383)	(696)
Prepaid and refundable taxes	(591)	1,359
Prepaid expenses and other current assets	(2,292)	(12,997)
Leases right-of-use asset, net	573	(37)
Accounts payable and accrued expenses	(31,512)	(4,869)
Deferred revenue	10,399	12,979

Net cash provided by operating activities	15,049	34,910

Cash flows from investing activities:
Purchases of property and equipment	(5,423)	(9,916)

Net cash used in investing activities	(5,423)	(9,916)

Cash flows from financing activities:
Repayments of term loans	(25,000)	(7,902)
Repayments of senior notes	—	(2,836)
Purchase of treasury stock	—	(11,636)
Principal payments on financed equipment	(2,570)	(1,254)
Proceeds from exercise of stock options	5	13

Net cash used in financing activities	(27,565)	(23,615)

Net effect of exchange rate on cash and cash equivalents and restricted cash	(622)	(837)

Net (decrease) increase in cash and cash equivalents and restricted cash	(18,561)	542
Cash and cash equivalents and restricted cash:
Beginning of period	90,576	112,997

End of period	$72,015	$113,539

Supplemental cash flow information:
Interest paid	$44,259	$39,434
Income taxes paid (refunded)	$1,866	$(21)
Assets acquired under equipment financing	$—	$7,704

GAAP to Non-GAAP Reconciliation – Adjusted EBITDA

The following table presents a reconciliation of net (loss) income calculated in accordance with GAAP to adjusted EBITDA (all data in thousands):

	Three Months Ended March 31,
	2019	2020
Net (loss) income	$(3,488)	$(2,244)
Interest expense, net(1)	36,923	32,564
Income tax expense	1,719	669
Depreciation	11,206	12,696
Amortization of other intangible assets	21,120	17,311
Stock-based compensation	9,016	9,836
Restructuring expenses	2,015	1,682

Adjusted EBITDA	$78,511	$72,514

(1)	Interest expense includes impact of amortization of deferred financing costs, original issuance discounts and interest income.

GAAP to Non-GAAP Reconciliation – Free Cash Flow

The following table reflects the reconciliation of cash flow from operations to free cash flow (“FCF”) (all data in thousands):

	Three Months Ended March 31,
	2019	2020
Cash flows from operations	$15,049	$34,910
Less:
Capital expenditures and financed equipment obligations(1)	(7,993)	(11,170)

Free cash flow	$7,056	$23,740

(1)

Capital expenditures during the three months ended March 31, 2019 and 2020 includes $2.6 million and $1.3 million, respectively, of principal payments under a three year agreement for equipment financing. The remaining balance on the equipment financing is $6.7 million as of March 31, 2020.

Average Revenue Per Subscriber - Calculation and Segment Detail

From fiscal year 2017 through fiscal year 2019, we reported our financial results in three reportable segments. In the second half of 2019, we started the process of simplifying our organization to support our two key strategic platforms, web presence (including our web hosting and domain offerings) and email marketing. During the three months ended March 31, 2020, we modified our internal reporting structure to reflect these changes in our structure and leadership, and also changed the name of the email marketing segment to the “digital marketing” segment. This resulted in consolidation of the former domain segment into the web presence segment. We now report our financial results in two segments—web presence (including domains) and digital marketing.

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Web presence. The web presence segment consists of our web hosting brands, including Bluehost and HostGator, as well as our domain-focused brands such as Domain.com, ResellerClub and LogicBoxes. This segment includes web hosting, website security, website design tools and services, e-commerce products, domain names and domain privacy. It also includes the sale of domain management services to resellers and end users, as well as premium domain names, and generates advertising revenue from domain name parking. The results presented below for the web presence segment include the former domain segment.

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Digital marketing. The digital marketing segment consists of Constant Contact email marketing tools and related products. This segment also generates revenue from sales of our Constant Contact-branded website builder tool and our Ecomdash inventory management and marketplace listing solution. For most of 2019, the digital marketing segment also included the SinglePlatform digital storefront business, which was sold on December 5, 2019.

The following table presents the calculation of ARPS, on a consolidated basis and by segment (all data in thousands, except ARPS data):

	Three Months Ended March 31,
	2019	2020
Consolidated revenue	$280,683	$272,194
Consolidated total subscribers	4,783	4,780
Consolidated average subscribers for the period	4,793	4,773
Consolidated ARPS	$19.52	$19.01
Web presence revenue	$177,943	$174,290
Web presence subscribers	4,288	4,309
Web presence average subscribers for the period	4,297	4,303
Web presence ARPS	$13.80	$13.50
Digital marketing revenue	$102,740	$97,904
Digital marketing subscribers	495	471
Digital marketing average subscribers for the period	496	470
Digital marketing ARPS	$69.11	$69.50

The following table presents revenue, gross profit, and a reconciliation by segment of net (loss) income calculated in accordance with GAAP to adjusted EBITDA (all data in thousands):

	Three Months Ended March 31, 2019
	Web presence	Digital marketing	Total
Revenue	$177,943	$102,740	$280,683
Gross profit	$82,782	$74,047	$156,829
Net (loss) income	$(9,426)	$5,938	$(3,488)
Interest expense, net(1)	19,529	17,394	36,923
Income tax expense	1,091	628	1,719
Depreciation	8,882	2,324	11,206
Amortization of other intangible assets	9,837	11,283	21,120
Stock-based compensation	5,933	3,083	9,016
Restructuring expenses	661	1,354	2,015

Adjusted EBITDA	$36,507	$42,004	$78,511	*

	Three Months Ended March 31, 2020
	Web presence	Digital marketing	Total
Revenue	$174,290	$97,904	$272,194
Gross profit	$84,142	$71,788	$155,930
Net (loss) income	$(7,234)	$4,990	$(2,244)
Interest expense, net(1)	15,604	16,960	32,564
Income tax expense	428	241	669
Depreciation	10,423	2,273	12,696
Amortization of other intangible assets	7,590	9,721	17,311
Stock-based compensation	6,590	3,246	9,836
Restructuring expenses	1,032	650	1,682

Adjusted EBITDA	$34,433	$38,081	$72,514

(1)	Interest expense includes impact of amortization of deferred financing costs, original issuance discounts and interest income.
*

Excluding SinglePlatform, which contributed approximately $1.6 million in adjusted EBITDA (excluding the impact of corporate cost allocations) in the first quarter of 2019, adjusted EBITDA would have been approximately $76.9 million.